SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

Valued Advisers Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transactions applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

A Proxy Statement, dated April 16, 2026 (the “Proxy Statement”), was previously mailed to you as a shareholder of record of the Fund as of March 25, 2026 (the “Record Date”). The Proxy Statement is regarding a Special Meeting of Shareholders (the “Special Meeting”) of the LS Opportunity Fund (the “Fund”), a series of Valued Advisers Trust (the “Trust”). The Special Meeting is scheduled for May 8, 2026 at the offices of the Trust (225 Pictoria Dr., Suite 450, Cincinnati, Ohio), at 11:00 a.m., Eastern time. If you were a shareholder of record of the Fund as of the close of business on March 25, 2026 you are entitled to vote at the Special Meeting and any adjournment thereof.

The section “The Sub-Advisory Agreement” in Proposal 1: Approval of the Sub-Advisory Agreement in the Proxy Statement is hereby replaced in its entirety with the following:

The Sub-Advisory Agreement

Subject to the authority of the Board and oversight by the Adviser, Grantham, Mayo, Van Otterloo & Co. LLC (the “Sub-Adviser”) is responsible for management of the Fund's assets, in accordance with the investment objective, policies and restrictions of the Fund. Under the Advisory Agreement, the Fund pays the Adviser a fee paid monthly at an annual rate of 1.75% of the Fund's average daily net assets. The Sub-Adviser is paid by the Adviser for sub-advisory services computed and paid quarterly. As full compensation for services provided by the Sub-Adviser, the Adviser shall pay to the Sub-Adviser a fee equal to fifty percent (50%) of the net management fee actually received by the Adviser from the Fund for the applicable period taking into consideration any expense limitation or fee waiver arrangements.

* * *

Any proxy previously received by the Fund shall remain in full force and effect with respect to the number of shares held by such shareholder as of the close of business on the Record Date unless explicitly revoked, or a later dated proxy is submitted, by the applicable shareholder. Previously submitted proxies are revocable. The previous submission of proxies also will not affect your right to vote in the event that you attend the Special Meeting. Please note, however, that attendance alone at the Special Meeting without voting will not be sufficient to revoke a previously authorized proxy.

More information on the Sub-Advisory Agreement as well as other information is contained in the Proxy Statement. You should review the Proxy Statement carefully and retain it for future reference. Thank you for your participation in this important initiative.

LS OPPORTUNITY FUND (LSOFX)

Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

YOUR RESPONSE IS REQUESTED

Dear Shareholder:

We have been trying to contact you about your investment in the LS Opportunity Fund (LSOFX).

We would like to speak with you regarding an important matter. The call will only take a moment, and no confidential information is required. Please contact us toll-free at (800) 859-8511 from 9:00 a.m. to 10:00 p.m. ET, Monday-Friday, or from 10 a.m. to 6 p.m. ET on Saturday.

We look forward to hearing from you. At the time of the call, please reference your investor ID listed below.

Thank you for your attention to this request—we deeply appreciate your investment in the LS Opportunity Fund.

Sincerely,

Matthew J. Miller

President

INVESTOR ID: 01234567891

Security ID: 12345678

Household ID: 01234567891

THIS LETTER RELATES TO YOUR INVESTMENT WITH THE LS OPPORTUNITY FUND (LSOFX)

longshortadvisors.com 3330 Fairchild Gardens Ave Suite 30428 Palm Beach Gardens, FL 33420

LS OPPORTUNITY FUND (LSOFX)

IMPORTANT NOTICE

April 30, 2026

Dear Shareholder,

The Special Meeting of Shareholders of LS Opportunity Fund (LSFOX), a series of Valued Advisers Trust, will be held on May 8, 2026, to consider and vote on important proposals that affect the Fund and your investment. This mailing also relates to a correction to the proxy statement previously mailed to you and we are writing to remind you that your proxy vote is especially important.

As discussed in the proxy statement, the reason for the Special Meeting is to ask shareholders to vote on the approval of a sub-advisory agreement between Long Short Advisors, LLC and Grantham, Mayo, Van Otterloo & Co. LLC and the authorization of the Fund to rely on a Manager of Managers order of the Adviser. The Board of Trustees of the Trust has carefully reviewed the proposals. The Board of Trustees unanimously recommends that you vote FOR each proposal.

The proposals are discussed in detail in the Proxy Statement previously sent to you and may be accessed online at: vote.proxyonline.com/vat/docs/LS2026mtg.pdf

If you have not already voted, please vote now.

Please call toll free at (800) 859-8511 for assistance. Representatives are available Monday through Friday, from 9 a.m. to 10 p.m. or from 10 a.m. to 6 p.m. ET on Saturday.

We very much appreciate your attention to this matter. Thank you for your consideration and your vote!

Sincerely,

Matthew J. Miller

President

Please see below or review the enclosed proxy form for convenient options to vote:

•	Vote by phone with a representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 859-8511. Representatives are available Monday through Friday, from 9 a.m. to 10 p.m. Eastern time.
•	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).
•	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.
•	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return.

THIS LETTER RELATES TO YOUR INVESTMENT WITH THE LS OPPORTUNITY FUND (LSOFX)

longshortadvisors.com 3330 Fairchild Gardens Ave Suite 30428 Palm Beach Gardens, FL 33420